Exhibit 24
POWER OF ATTORNEY
Each of the undersigned hereby appoints Richard R. Whitt III, Thomas S. Gayner, Jeremy A. Noble and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the filing of a Registration Statement on Form S-8 and the registration by Markel Corporation (the “Company”) and the Markel Corporation Retirement Savings Plan (the “Plan”) of common shares and/or plan interests in connection with the Plan, and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.
IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 19th day of February, 2021.

/s/ Thomas S. Gayner Thomas S. Gayner, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	/s/ Diane Leopold Diane Leopold, Director
/s/ Richard R. Whitt, III Richard R. Whitt III, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	/s/ Lemuel E. Lewis Lemuel E. Lewis, Director
/s/ Jeremy A. Noble Jeremy A. Noble, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Anthony F. Markel Anthony F. Markel, Director
/s/ Oscar Guerrero Oscar Guerrero, Chief Accounting Officer (Principal Accounting Officer)	/s/Darrell D. Martin Darrell D. Martin, Director
/s/ Steven A. Markel Steven A. Markel, Chairman of the Board and Director	/s/ Harold L. Morrison, Jr. Harold L. Morrison, Jr., Director
/s/ Mark M. Besca Mark M. Besca, Director	/s/ Michael O’Reilly Michael O’Reilly, Director
/s/ K. Bruce Connell K. Bruce Connell, Director	/s/ A. Lynne Puckett A. Lynne Puckett, Director
/s/ Stewart M. Kasen Stewart M. Kasen, Director